Exhibit 99.(c)(3)

Draft – FOR DISCUSSION PURPOSES ONLY



Discussion Materials

July 13, 2009

Continental Minerals Corporation

BMO Capital Markets

Discounted Cash Flow Bridge (7.5% DR / Mgmt Pricing)


$0.93
$1.11
$1.78
$2.08
$0.64
$0.30
$0.10
$2.30
$0.69
$9.93
Merrill Lynch Case
Discount Rate (1)
Commodity Pricing (2)
Production
Operating Costs
Sustaining Capex
Other
Newtongmen Mine Plan
Additional Resources (3)
Management Case
Xietongmen Model Differences
C$ Per Share

1. Assumes discount rate of 7.5%
2. Assumes Cu, Au, Ag commodity prices, respectively, of 2012: US$2.00/lb, US$969/oz, US$14.26/oz; 2013: US$2.00/lb, US$999/oz, US$14.43/oz; Long-Term: US$2.00/lb, US$800/oz, US$12.00/oz
3. Includes additional 5.2bln lbs Cu Eq at Xietongmen, Newtongmen and Langtongmen valued at US¢1.5 / lb.

Discounted Cash Flow Bridge (10.5% DR / Consensus Pricing)


$0.93
$0.49
$1.57
$0.56
$0.27
$0.25
$0.96
$0.23
$5.26
Merrill Lynch Case
Commodity Pricing
Production (1)
Operating Costs
Sustaining Capex
Other
Newtongmen Mine Plan
Additional (2) Resources
Upside Case
Xietongmen Model Differences
C$ Per Share

Note: Assumes discount rate of 10.5%

1. Assumes Cu, Au, Ag commodity prices, respectively, of 2012: US$2.18/lb, US$900/oz, US$12.69/oz; 2013: US$2.00/lb, US$850/oz, US$12.50/oz; Long-Term: US$1.75/lb, US$775/oz, US$12.50/oz
2. Includes additional 5.2bln lbs Cu Eq at Xietongmen, Newtongmen and Langtongmen valued at US¢0.5 / lb

Model Assumptions

			Aker Kvaerner Model (Xietongmen)	Management Case (Xietongmen)	Merrill Lynch (Xietongmen)	Management Case (Newtongmen)
Reserves and Resources	Proven & Probable	%	100%	100%	–	0%
	Measured & Indicated	%	0%	0%	–	54%
	Inferred	%	0%	0%	–	0%
	Other	%	0%	0%	–	0%
Modelled Resources	Ore Tonnage	kt	182,169	182,169	–	210,128
	In Situ Cu	k lbs	1,807,260	1,807,260	–	1,646,777
	In Situ Au	k ozs	3,631	3,631	–	1,242
	In Situ Ag	k ozs	23,662	23,662	–	5,860
	Life of Mine Cu Grade	%	0.45%	0.45%	–	0.36%
	Life of Mine Au Grade	g/t	0.62	0.62	–	0.22
	Life of Mine Ag Grade	g/t	4.04	4.04	–	0.96
Operating Parameters	Ore Mined	Kt	182,169	182,169	158,400	210,128
	Throughput	Ktpa	13,012	20,241	13,200	21,013
	1st Year of Full Production	year	2012	2012	2012	2021
	Life of Mine	years	14	9	12	10
	Cu Recovery Rate	%	89.80%	89.27%	–	89.06%
	Au Recovery Rate	%	72.77%	72.62%	–	74.12%
	Ag Recovery Rate	%	80.78%	80.01%	–	81.56%
LOM Payable Production	Cu	k lbs	1,548,596	1,554,441	1,397,000	1,407,930
	Au	k ozs	2,078	2,332	1,949	1,069
	Ag	k ozs	16,428	13,769	15,493	4,600

Model Assumptions (Cont'd)

			Aker Kvaerner Model (Xietongmen)	Management Case (Xietongmen)	Merrill Lynch (Xietongmen)	Management Case (Newtongmen)
LOM Operating and Development Costs	Operating Cost [1]	US$/t milled	$11.78	$13.13	$14.04	$12.28
	Cash Costs [2]	US$/lb Cu	$0.24	$0.18	$0.39	$1.19
	Royalty Rate (on Cu Revenue)	%	2.0%	2.0%	2.0%	2.0%
	Royalty Rate (on Au&Ag Revenue)	%	4.0%	4.0%	2% Ag / 4% Au	4.0%
	Development Capex	US$mm	$576	$675	$620	$75
	Sustaining Capex	US$mm	$52	$48	$112	$30
	Marginal Tax Rate	%	27.1%	26.6%	18.3%	28.0%
Net Smelter Cost Assumptions	Concentrate Transportation	US$/t	$50.00	$44.49	--	$43.00
	Cu Concentrate Treatment Cost	US$/t	$85.00	$212.07	--	$70.00
	Cu Refinery Cost	US$/lb	$0.075	$0.000	--	$0.070
	Au Refinery Cost	US$/oz	$6.00	$12.00	--	$6.00
	Ag Refinery Cost	US$/oz	$0.40	$0.00	--	$0.45
	Payable Cu	%	95.0%	96.0%	--	96.0%
	Payable Au	%	78.3%	88.1%	--	97.5%
	Payable Ag	%	86.0%	72.7%	--	90.0%

1. Includes royalty, resource tax, treatment and refining costs
2. Net of by-product credits

Draft – FOR DISCUSSION PURPOSES ON

Consensus Commodity Price Outlook

Copper (US$/lb)

	2009E	2010E	2011E	2012E	2013E	LT
ANZ Banking Group	$1.45	$1.78	$2.11	$1.96	$1.84	n/a
Barclays	2.07	3.25	3.50	3.50	3.50	3.50
Blackmont Capital	1.70	1.70	1.80	1.80	1.80	1.80
BMO Capital Markets	1.84	2.30	2.75	2.90	2.50	2.20
Canaccord Adams	1.60	2.00	2.50	2.25	2.00	1.75
CIBC	1.83	2.50	n/a	n/a	n/a	1.75
Citigroup	1.50	1.80	2.00	2.00	n/a	1.60
Commerzbank	1.79	2.18	n/a	n/a	n/a	n/a
Cormark	1.75	2.50	1.75	n/a	n/a	1.75
Credit Suisse	1.77	2.25	2.50	1.50	1.50	1.50
Deutsche Bank	1.50	1.90	2.30	2.60	n/a	1.75
Dundee	1.50	1.75	1.85	1.85	1.85	1.85
Genuity	1.95	2.10	2.10	2.18	2.18	1.65
GMP	2.05	2.95	3.40	2.60	2.60	1.80
Goldman Sachs	1.85	2.20	2.50	n/a	n/a	n/a
Haywood	1.95	2.25	2.50	2.25	2.00	2.00
HSBC	1.60	1.65	1.70	n/a	n/a	n/a
Investec	1.60	1.95	2.00	2.04	1.90	1.60
Jennings Capital	2.02	2.25	2.08	2.00	2.00	2.00
JPMorgan	1.86	2.09	2.18	2.09	2.00	1.81
Macquarie	1.76	2.50	3.00	2.50	2.50	2.00
Merrill Lynch	1.76	2.00	1.90	1.70	1.50	1.41
Morgan Stanley	1.45	1.65	1.95	2.25	2.00	1.50
NBF	1.90	2.35	2.80	2.60	2.25	2.25
Paradigm	2.25	3.00	2.75	n/a	n/a	1.75
Raymond James	2.24	3.10	3.23	3.25	3.00	1.90
RBC Capital Markets	1.85	2.10	2.25	2.25	2.50	1.75
Salman Partners	1.55	1.57	1.59	1.50	n/a	1.40
Scotia Capital	2.02	2.30	2.50	1.75	1.75	1.75
TD	1.70	1.90	2.25	2.50	2.50	1.75
TWP	1.60	1.70	1.80	2.00	2.00	2.00
UBS	1.68	1.85	2.25	2.25	n/a	1.50
UniCredit Markets	2.21	2.18	n/a	n/a	n/a	n/a
Wellington West	1.79	1.80	2.15	2.00	2.00	1.75
Wilson HTM	2.09	1.57	2.20	n/a	n/a	2.00
High	$2.25	$3.25	$3.50	$3.50	$3.50	$3.50
Mean	1.80	2.14	2.32	2.22	2.16	1.83
Median	1.79	2.10	2.23	2.18	2.00	1.75
Low	1.45	1.57	1.59	1.50	1.50	1.40

Gold (US$/oz)

	2009E	2010E	2011E	2012E	2013E	LT
ANZ Banking Group	$655	$720	$754	$714	$679	n/a
Barclays	891	825	825	825	825	825
Barnard Jacobs Mellet	867	939	973	998	1,023	n/a
Blackmont Capital	940	950	950	950	950	950
BMO Capital Markets	908	950	950	875	800	750
Canaccord Adams	975	900	800	750	750	750
CIBC	950	1,050	900	900	900	900
Citigroup	850	850	750	766	n/a	700
Commerzbank	900	1,000	n/a	n/a	n/a	n/a
Cormark	900	950	825	825	825	825
Credit Suisse	907	960	1,000	1,090	1,120	700
Deutsche Bank	917	825	700	650	600	600
Dundee	952	1,000	950	850	n/a	725
Erste Bank	1,600	1,552	1,651	2,345	2,345	2,345
Genuity	941	968	986	937	957	1,039
GMP	975	1,100	1,050	900	900	750
Goldman Sachs	925	964	1,004	1,030	1,072	689
Haywood	925	975	950	850	750	750
HSBC	875	875	725	700	700	700
Investec	900	962	950	900	850	716
Jennings Capital	936	1,000	938	900	900	900
JPMorgan	959	950	900	875	850	850
Macquarie	952	1,013	975	825	805	700
Merrill Lynch (BAS-ML)	1,000	1,050	998	969	938	928
Morgan Stanley	1,000	1,000	1,050	1,075	1,100	1,000
NBF	925	950	1,000	925	850	850
Paradigm	925	925	925	925	925	925
Raymond James	1,000	1,050	950	850	n/a	800
RBC Capital Markets	850	875	900	900	900	900
Salman Partners	903	1,000	925	825	700	700
Scotia Capital	932	950	1,100	950	850	700
Standard Chartered Bank	965	1,100	n/a	n/a	n/a	n/a
TD	945	1,000	950	900	n/a	900
UBS	1,020	888	775	715	n/a	650
UniCredit Markets	975	1,100	n/a	n/a	n/a	n/a
Wellington West	925	925	1,050	1,050	n/a	775
Westpac Banking	905	914	828	970	n/a	n/a
Wilson HTM	889	861	756	n/a	n/a	n/a
High	$1,600	$1,552	$1,651	$2,345	$2,345	$2,345
Mean	941	970	935	927	921	848
Median	925	955	950	900	850	775
Low	655	720	700	650	600	600

Internal Rate of Return Perspectives

IRR Sensitivity – Long Term Copper Price versus Share Price

Long Term Copper Price (US$ / lb)	Share Price (C$)									
	$1.25	$1.50	$1.75	$2.00	$2.25	$2.50	$2.75	$3.00	$3.25	$3.50
$1.75	48%	42%	37%	34%	32%	29%	28%	26%	24%	23%
$2.00	50%	44%	39%	36%	34%	32%	30%	28%	27%	25%
$2.25	52%	46%	41%	38%	36%	34%	32%	30%	28%	27%
$2.50	54%	48%	43%	40%	38%	35%	33%	32%	30%	29%

Note: Assumes development capex is 70% funded by debt and amortized over the life of mine

EV / Cu Eq Resources


14.5¢
11.3¢
10.7¢
9.9¢
9.6¢
9.5¢
8.7¢
7.8¢
6.6¢
6.5¢
6.4¢
5.3¢
5.3¢
4.9¢
4.9¢
4.1¢
3.3¢
3.2¢
3.2¢
3.0¢
3.0¢
2.4¢
2.1¢
2.1¢
2.0¢
1.9¢
1.9¢
1.8¢
1.8¢
1.7¢
1.7¢
1.6¢
1.4¢
1.3¢
1.1¢
1.0¢
Capstone
FNX Mining
Equinox
First Quantum
Lundin / Tenke
Barrick / Arizona Star
Inmet
Aura Minerals
Lunding Mining
Hilgrove Resources
Quadra / Centenario Copper
Teck Cominco / Novagold
Nord
Globestar
Anglo American / Northern Dynasty (50% Pebble)
Mercator
Katanga / Nikanor
Minmetals / Jiangxi Copper / Northern Peru Copper
Yamana / Northern Orion
Nevsun
Teck Cominco / Global Copper
Chinalco / Peru Copper
Ivanhoe
Jinchuan / Tyler Resources
First Quantum / Adastra
Norsemont
Pan Pacific Copper / Regalito
Quadra
Taseko
Anvil
Augusta
Pacific Booker
Corriente
Entrée Gold
Continental Minerals at $1.05 Offer
Imperial Metals

Source: Bloomberg and company disclosure